UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAN TIERRA ENERGY INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020

NOTICE OF CHANGE OF LOCATION TO VIRTUAL MEETING

To the Stockholders of Gran Tierra Energy Inc.:

In the interest of protecting the health of our stockholders, employees and community during the coronavirus pandemic (COVID-19), the location of the 2020 Annual Meeting of Stockholders of Gran Tierra Energy Inc. on Wednesday, May 6, 2020 at 11:30 a.m. (Mountain Time) has been changed and will be held solely by remote communication, in a virtual-only format. You will not be able to attend the Annual Meeting physically and should plan to participate in our Annual Meeting via live webcast.

How to Participate in the Virtual Annual Meeting

To access the virtual meeting, please go to http://www.meetingcenter.io/207086348. To log into the Annual Meeting you will have the option to join as a “Guest” or join as a “Shareholder”. If you join as a “Shareholder,” you will be able to vote your shares and ask questions during the Annual Meeting. In order to join as a “Shareholder,” you are required to have the password and your control number. The password for the meeting is GTRE2020.

Attending the Annual Meeting as a Stockholder of Record: If you were a stockholder of record as of the close of business on March 10, 2020, you may join as a “Shareholder” by following the instructions available on the meeting website during the meeting. Your control number can be found on your proxy card or notice, or in the email you previously received.

Registering to Attend the Annual Meeting as a Beneficial Owner: If you hold your shares through a broker, bank or other intermediary, and want to join the Annual Meeting as a “Shareholder,” you must register in advance by 5:00 p.m. Eastern Time on May 1, 2020. To do this, you must first request a legal proxy through your broker, bank or other intermediary. Once received, you then must submit proof of your proxy power by sending an email to legalproxy@computershare.com and including either an image of a legal proxy in your name from the broker, bank or other intermediary that holds your shares reflecting your Gran Tierra holdings or a copy of the email from your broker, bank or other intermediary that includes the legal proxy along with your name and email address. You will then receive a confirmation of your registration, with a control number, by email from Computershare. If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the Annual Meeting.

In addition, a list of stockholders of record will be made available to participants who join as a “Shareholder” during the Annual Meeting at http://www.meetingcenter.io/207086348.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. We encourage you to submit your proxies as early as possible to avoid any processing delays.

By Order of the Board of Directors,

Gary S. Guidry

President and Chief Executive Officer

April 23, 2020